Exhibit 99

NEWS
CONTACT: Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS FOURTH QUARTER 2015 RESULTS

HIGHLIGHTS

•	Fourth quarter diluted EPS totaled $0.77, a 13 percent increase over prior year results;

•	On a constant dollar basis, worldwide comparable systemwide RevPAR rose 3.8 percent in the fourth quarter;

•	North American comparable systemwide constant dollar RevPAR rose 4.0 percent in the fourth quarter;

•	For full year 2015, Marriott repurchased 25.7 million shares of the company’s common stock for $1.94 billion, including 1.3 million shares for $93 million in the fourth quarter;

•	The company added nearly 52,000 rooms during 2015, including 7,300 rooms converted from competitor brands and 9,600 rooms associated with the Delta transaction;

•	At year-end, the company’s worldwide development pipeline increased to more than 270,000 rooms, including approximately 27,000 rooms approved, but not yet subject to signed contracts;

•	The company’s full year 2015 adjusted operating income margin increased to 47 percent compared to 42 percent in 2014;

•	Return on invested capital reached a record 49 percent in 2015;

•	Full year 2015 diluted EPS totaled $3.15, a 24 percent increase over prior year results;

•	Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for full year 2015 totaled $1,718 million, a 13 percent increase over 2014 adjusted EBITDA;

•	For full year 2016, the company expects diluted EPS will increase 17 to 23 percent and adjusted EBITDA will increase 10 to 14 percent, not including the impact of the planned Starwood transaction.

BETHESDA, MD - February 17, 2016 - Marriott International, Inc. (NASDAQ: MAR) today reported fourth quarter 2015 results.

Fourth quarter 2015 net income totaled $202 million, a 3 percent increase over 2014 fourth quarter net income. Diluted earnings per share (EPS) in the fourth quarter totaled $0.77, a 13 percent increase from diluted EPS in the year-ago quarter. On October 28, 2015, the company forecasted fourth quarter diluted EPS of $0.74 to $0.78.

Arne M. Sorenson, president and chief executive officer of Marriott International, said, “We are pleased with our results for 2015. Worldwide systemwide comparable RevPAR rose 5 percent on a constant dollar basis for the full year with average daily rate up 4 percent. In North America, RevPAR also grew 5 percent for systemwide comparable properties and occupancy reached a record 74 percent. Fee revenue increased 9 percent, diluted earnings per share rose 24 percent and adjusted EBITDA increased 13 percent.

“In 2015, we added nearly 52,000 rooms worldwide taking our system to more than 759,000 rooms. Our development group had an outstanding year, signing new contracts for 104,000 rooms in 2015, including 9,600 rooms associated with the Delta transaction. We expect that our owners and franchisees will invest more than $15 billion on the newly signed projects which should open over the next several years.

“We continued our consistent execution of our asset-light strategy in 2015, generating $1.4 billion in cash from operations and roughly $650 million from the sale of four properties. We returned $2.2 billion to our shareholders through share repurchases and dividends during 2015, and over the past five years, we have returned nearly $8 billion. Return on invested capital reached a record 49 percent in 2015.

“We are encouraged by recent demand trends. Fourth quarter 2015 worldwide systemwide comparable RevPAR rose 4 percent in constant dollars. Group RevPAR in North America increased 6 percent in the quarter and new group bookings for future business increased 10 percent year-over-year. Group booking pace for the company’s full-service hotels is up 7 percent in 2016 compared to 2015. Based on negotiations completed to date, we expect special corporate rates across our North American hotels will increase at a mid-single digit rate in 2016.

“In November, we were thrilled to announce our planned acquisition of Starwood Hotels & Resorts Worldwide, which will create the world’s largest hotel company with more than 5,500 hotels and 1.1 million rooms. We believe this transaction will offer a broader choice for guests and greater opportunities for associates while unlocking additional value for Marriott and Starwood shareholders, as well as owners and franchisees. We are well under way with integration planning and we continue to expect the transaction will close in mid-2016.

“We remain optimistic about 2016. Not including the impact of the pending Starwood acquisition, we expect worldwide gross rooms growth of 8 percent, or 7 percent net, with worldwide systemwide comparable RevPAR increasing 3 to 5 percent on a constant dollar basis.”

For the 2015 fourth quarter, RevPAR for worldwide comparable systemwide properties increased 3.8 percent (a 1.8 percent increase using actual dollars).

In North America, comparable systemwide RevPAR increased 4.0 percent (a 3.5 percent increase using actual dollars) in the fourth quarter of 2015, including a 3.3 percent increase (a 2.9 percent increase in actual dollars) in average daily rate. RevPAR for comparable systemwide North American full-service hotels (including Marriott Hotels, The Ritz-Carlton, Renaissance Hotels, Gaylord Hotels and Autograph Collection Hotels) increased 4.5 percent (a 4.0 percent increase in actual dollars) with a 2.7 percent increase (a 2.2 percent increase in actual dollars) in average daily rate. RevPAR for comparable systemwide North American limited-service hotels (including Courtyard, Residence Inn, SpringHill Suites, TownePlace Suites and Fairfield Inn & Suites) increased 3.5 percent (a 3.1 percent increase in actual dollars) in the fourth quarter of 2015 with a 3.5 percent increase (a 3.1 percent increase in actual dollars) in average daily rate.

International comparable systemwide RevPAR rose 3.0 percent (a 4.5 percent decline using actual dollars) in the fourth quarter of 2015.

Marriott added 71 new properties (10,857 rooms) to its worldwide lodging portfolio in the 2015 fourth quarter, including Domes of Elounda, an Autograph Collection hotel in Greece, The Nile Ritz-Carlton in Cairo and the JW Marriott Los Cabos Beach Resort & Spa in Mexico. Eleven properties (1,375 rooms) exited the system during the quarter. At year-end, the company’s lodging system encompassed 4,424 properties and timeshare resorts for a total of more than 759,000 rooms.

The company’s worldwide development pipeline totaled 1,663 properties with more than 270,000 rooms at year-end, including nearly 600 properties with roughly 97,000 rooms under construction and over 160 properties with approximately 27,000 rooms approved for development, but not yet subject to signed contracts.

MARRIOTT REVENUES totaled approximately $3.7 billion in the 2015 fourth quarter compared to revenues of nearly $3.6 billion for the fourth quarter of 2014. Base management and franchise fees totaled $373 million in the 2015 fourth quarter compared to $348 million in the year-ago quarter, an increase of 7 percent. The year-over-year increase largely reflects higher RevPAR and new unit growth, partially offset by $8 million of unfavorable foreign exchange.

Fourth quarter worldwide incentive management fees totaled $81 million, a 1 percent decrease compared to the year-ago quarter primarily due to $5 million of unfavorable foreign exchange and lower results at one hotel in Mexico, as well as lower results in the Middle East and Africa region, largely offset by very strong results in North America. In the fourth quarter, 46 percent of worldwide company-managed hotels earned incentive management fees compared to 40 percent in the year-ago quarter. For full year 2015, 68 percent of worldwide company-managed hotels earned incentive management fees compared to 50 percent in 2014.

On October 28, 2015, the company estimated total fee revenue for the fourth quarter would total $460 million to $470 million. Actual total fee revenue of $454 million in the quarter was modestly lower than estimated, reflecting lower than expected RevPAR growth, particularly in North America and the Middle East and Africa region.

Worldwide comparable company-operated house profit margins increased 70 basis points in the fourth quarter with higher room rates, improved productivity, and lower food and utility costs. House profit margins for comparable company-operated properties outside North America increased 40 basis points and North American comparable company-operated house profit margins increased 90 basis points from the year-ago quarter.

OWNED, LEASED, AND OTHER REVENUE, NET OF DIRECT EXPENSES, totaled $76 million, compared to $73 million in the year-ago quarter. The year-over-year increase largely reflects higher termination fees and lower pre-opening expenses, partially offset by lower results from one North American full-service hotel under renovation.

On October 28, 2015 the company estimated owned, leased and other revenue, net of direct expenses for the fourth quarter would total $70 million to $75 million. Actual results in the quarter were higher than expected due to $6 million of termination fees, partially offset by $2 million of lower than expected results at one North America leased property and $2 million of lower than expected results due to the sale of one international owned property in the quarter.

GENERAL, ADMINISTRATIVE, and OTHER expenses for the 2015 fourth quarter totaled $188 million compared to $180 million in the year-ago quarter. Expenses increased in the quarter largely due to $5 million of transaction costs related to the planned acquisition of Starwood, routine administrative costs and hotel development expenses, partially offset by the benefit of deferred development costs associated with the growing pipeline.

On October 28, the company estimated general, administrative, and other expenses for the fourth quarter would total approximately $175 million. Actual expenses in the quarter were higher than expected, largely due to $5 million of transaction costs related to the planned acquisition of Starwood and $5 million of higher net development expenses.

GAINS AND OTHER INCOME totaled $7 million in the quarter, largely reflecting a favorable adjustment to the previously recorded impairment related to the sale of The Ritz-Carlton St. Thomas. The property was sold in the fourth quarter subject to a long-term management agreement. Gains and other income in the fourth quarter of 2014 totaled $4 million and included a $5 million distribution related to the sale of a hotel in an investment fund.

INTEREST EXPENSE, NET increased $23 million in the fourth quarter. Interest expense for the fourth quarter increased $20 million, largely due to lower capitalized interest expense, higher interest expense associated with new debt issuances and the unfavorable comparison to the $7 million one-time interest expense true-up recorded the year-ago quarter. Interest income declined $3 million, largely due to a year-over-year decrease in loans receivable.

EQUITY IN EARNINGS totaled $3 million in the fourth quarter. Results largely reflect the reversal of an $11 million litigation reserve, partially offset by a $6 million impairment charge associated with one joint venture.

Provision for Income Taxes
The provision for income taxes was lower than expected in the fourth quarter of 2015 and included a net tax benefit of $11 million largely due to a favorable IRS settlement and the sale of The Ritz-Carlton St. Thomas.

Adjusted Earnings before Interest Expense, Taxes, Depreciation and Amortization (EBITDA)
For the fourth quarter, adjusted EBITDA totaled $401 million, a 4 percent increase over fourth quarter 2014 adjusted EBITDA of $384 million. See page A-8 for the adjusted EBITDA calculation.

Full year 2015 adjusted EBITDA totaled $1,718 million, a 13 percent increase over 2014 adjusted EBITDA of $1,524 million.

BALANCE SHEET
At year-end, total debt was $4,107 million and cash balances totaled $96 million, compared to $3,771 million in debt and $104 million of cash at year-end 2014.

COMMON STOCK
Weighted average diluted shares outstanding used to calculate diluted EPS totaled 262.4 million in the 2015 fourth quarter, compared to 289.0 million in the year-ago quarter.

The company repurchased 1.3 million shares of common stock in the fourth quarter at a cost of $93 million. For full year 2015, Marriott repurchased 25.7 million shares of its stock for $1.94 billion at an average price of $75.48. To date in 2016, the company has repurchased 3.7 million shares for $225 million. On February 11, 2016, the board of directors increased the company’s share authorization to repurchase shares by 25.0 million for a total authorization of 35.7 million shares as of February 17, 2016.

Since the fourth quarter of 2015, the company’s ability to repurchase its shares has been limited by restrictions under the securities laws and other legal considerations relating to the proposed acquisition of Starwood. Further, securities laws and other legal considerations will prevent the company from repurchasing any shares from the time that its Registration Statement on Form S‑4 is declared effective until the company’s and Starwood’s stockholders have voted on the proposed acquisition. After the stockholder votes, the acquisition-related restrictions will end, and the company expects to resume share repurchases, subject to the legal and other considerations the company ordinarily takes into account.

OUTLOOK
The guidance provided in this Outlook section does not include the impact of the planned Starwood transaction.

For the 2016 first quarter, the company expects comparable systemwide RevPAR on a constant dollar basis will increase 2 to 4 percent in North America, outside North America and worldwide. The company’s guidance for first quarter RevPAR growth reflects the shift of the Easter holiday weeks, most of which will fall in the first quarter in 2016 compared to the second quarter in 2015.

The company assumes first quarter 2016 fee revenue could total $475 million to $485 million, growth of 4 to 6 percent over first quarter 2015 fee revenue of $458 million. These estimates include $13 million of lower relicensing fee revenue year-over-year, as well as $8 million of unfavorable foreign exchange.

For 2016 first quarter, the company anticipates general, administrative and other expenses will total approximately $160 million, a 10 percent increase compared to 2015 first quarter expenses of $145 million. First quarter 2015 expenses included a benefit of $13 million associated with favorable litigation.

For full year 2016, the company expects comparable systemwide RevPAR on a constant dollar basis will increase 3 to 5 percent in North America, outside North America and worldwide.

The company anticipates gross room additions of approximately 8 percent, or 7 percent, net, worldwide for the full year 2016.

The company assumes full year 2016 fee revenue could total $1,995 million to $2,045 million, growth of 7 to 9 percent over 2015 fee revenue of $1,870 million. These estimates reflect roughly $30 million of negative impact from foreign exchange year-over-year.

The company anticipates worldwide incentive management fees will increase 10 to 15 percent for full year 2016. The company estimates that incentive fees for the full year will include $9 million of unfavorable foreign exchange.

For 2016, the company anticipates general, administrative and other expenses will total $650 million to $660 million, a 3 to 4 percent increase compared to 2015 expenses of $634 million.

Given these assumptions, 2016 full year diluted EPS could total $3.69 to $3.86, a 17 to 23 percent increase year-over-year.

	First Quarter 2016	Full Year 2016
Total fee revenue	$475 million to $485 million	$1,995 million to $2,045 million
Owned, leased, and other revenue, net of direct expenses	$60 million to $65 million	$300 million to $305 million
Depreciation, amortization, and other expenses	Approx. $30 million	Approx. $130 million
General, administrative, and other expenses	Approx. $160 million	$650 million to $660 million
Operating income	$345 million to $360 million	$1,505 million to $1,570 million
Gains and other income, net	Approx. $0 million	Approx. $5 million
Net interest expense[1]	Approx. $35 million	Approx. $160 million
Equity in earnings (losses)	Approx. $0 million	Approx. $10 million
Earnings per share	$0.81 to $0.85	$3.69 to $3.86
Tax rate		32.3 percent
1 Net of interest income

The company expects investment spending in 2016 will total approximately $450 million to $550 million, including approximately $100 million for maintenance capital. Investment spending also includes other capital expenditures (including property acquisitions), new mezzanine financing and mortgage notes, contract acquisition costs, and equity and other investments. Assuming this level of investment spending, more than $2 billion could be returned to shareholders through share repurchases and dividends.

Based upon the assumptions above, the company expects full year 2016 adjusted EBITDA will total $1,885 million to $1,950 million, a 10 to 14 percent increase over the 2015 full year adjusted EBITDA of $1,718 million. See page A-9 for the adjusted EBITDA calculation.

Marriott International, Inc. (NASDAQ: MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, February 18, 2016 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until February 18, 2017.

The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 97407136. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, February 18, 2016 until 8 p.m. ET, Thursday, February 25, 2016. To access the replay, call 404-537-3406. The conference ID for the recording is 97407136.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including RevPAR, profit margin and earnings trends, estimates and assumptions; the number of lodging properties we expect to add to or remove from our system in the future; our expectations about investment spending; the anticipated timing for closing the Starwood transaction; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent quarterly report on Form 10-Q and, for the Starwood transaction, the joint proxy statement / prospectus on Form S-4 that we filed with the U.S. Securities and Exchange Commission on February 16, 2016. Risks that could affect forward-looking statements in this press release include changes in market conditions; the pace of the economy; supply and demand changes for hotel rooms; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; and satisfaction of the closing conditions for the Starwood transaction, including the receipt of necessary approvals. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of February 17, 2016. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Marriott International, Inc. (NASDAQ: MAR) is a global leading lodging company based in Bethesda, Maryland, USA, with more than 4,400 properties in 87 countries and territories.  Marriott International reported revenues of more than $14 billion in fiscal year 2015. The company operates and franchises hotels and licenses vacation ownership resorts under 19 brands, including: The Ritz-Carlton®, BVlgari®, EDITION®, JW Marriott®, Autograph Collection®

Hotels, Renaissance® Hotels, Marriott Hotels®, Delta Hotels and Resorts®, Marriott Executive Apartments®, Marriott Vacation Club®, Gaylord Hotels®, AC Hotels by Marriott®, Courtyard®, Residence Inn®, SpringHill Suites®, Fairfield Inn & Suites®, TownePlace Suites®, Protea Hotels® and Moxy Hotels®. Marriott has been consistently recognized as a top employer and for its superior business ethics. The company also manages the award-winning guest loyalty program, Marriott Rewards® and The Ritz-Carlton Rewards® program, which together comprise nearly 55 million members. For more information or reservations, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

No Offer of Solicitation
The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It
This communication relates to a proposed business combination between Marriott and Starwood. In connection with this proposed business combination, on February 16, 2016, Marriott filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “Commission”) that contains a joint proxy statement/prospectus and other relevant documents concerning the proposed business combination. After the registration statement on Form S-4 is declared effective by the Commission, each of Marriott and Starwood will mail the joint proxy statement/prospectus to its respective stockholders. INVESTORS AND SECURITY HOLDERS OF MARRIOTT AND STARWOOD ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents (when available) that Marriott and Starwood file with the SEC at the SEC’s website at www.sec.gov. In addition, these documents may be obtained from Marriott free of charge by directing a request to investorrelations@marriott.com, or from Starwood free of charge by directing a request to ir@starwoodhotels.com.

Participants in Solicitation
Marriott, Starwood, and certain of their respective directors and executive officers may be deemed to be participants in the proposed transaction under the rules of the SEC. Investors and security holders may obtain information regarding the names, affiliations and interests of Marriott’s directors and executive officers in Marriott’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 19, 2015, in its proxy statement for its 2015 Annual Meeting, which was filed with the SEC on April 7, 2015, and in the joint proxy/registration statement on Form S-4, which was filed by Marriott with the SEC on February 16, 2016. Information regarding the names, affiliations and interests of Starwood’s directors and executive officers may be found in Starwood’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 25, 2015, in its definitive proxy statement for its 2015 Annual Meeting, which was filed with the SEC on April 17, 2015, and in the joint proxy/registration statement on Form S-4, which was filed by Marriott with the SEC on February 16, 2016. These documents can be obtained free of charge from the sources listed above. Additional information regarding the interests of these individuals will also be included in the definitive proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOURTH QUARTER 2015 AND 2014
(in millions except per share amounts, unaudited)

	Three Months Ended	Three Months Ended	Percent
	December 31, 2015	December 31, 2014	Better/(Worse)
REVENUES
Base management fees	$172	$163	6
Franchise fees	201	185	9
Incentive management fees	81	82	(1)
Owned, leased, and other revenue [1]	257	275	(7)
Cost reimbursements [2]	2,995	2,854	5
Total Revenues	3,706	3,559	4
OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [3]	181	202	10
Reimbursed costs	2,995	2,854	(5)
Depreciation, amortization, and other [4]	32	32	—
General, administrative, and other [5]	188	180	(4)
Total Expenses	3,396	3,268	(4)
OPERATING INCOME	310	291	7
Gains and other income, net [6]	7	4	75
Interest expense	(46)	(26)	(77)
Interest income	10	13	(23)
Equity in earnings [7]	3	—	*
INCOME BEFORE INCOME TAXES	284	282	1
Provision for income taxes	(82)	(85)	4
NET INCOME	$202	$197	3
EARNINGS PER SHARE
Earnings per share - basic	$0.79	$0.70	13
Earnings per share - diluted	$0.77	$0.68	13

Basic Shares	256.9	282.4
Diluted Shares	262.4	289.0

1	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, and other revenue.

2	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.

3	Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.

4
Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

5	General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.

6
Gains and other income, net includes gains and losses on the sale of real estate, the sale or other-than-temporary impairment of joint ventures and investments, and results from cost method investments.

7	Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOURTH QUARTER YEAR-TO-DATE 2015 AND 2014
(in millions except per share amounts, unaudited)

	Twelve Months Ended	Twelve Months Ended	Percent
	December 31, 2015	December 31, 2014	Better/(Worse)
REVENUES
Base management fees	$698	$672	4
Franchise fees	853	745	14
Incentive management fees	319	302	6
Owned, leased, and other revenue [1]	986	1,022	(4)
Cost reimbursements [2]	11,630	11,055	5
Total Revenues	14,486	13,796	5
OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [3]	733	775	5
Reimbursed costs	11,630	11,055	(5)
Depreciation, amortization, and other [4]	139	148	6
General, administrative, and other [5]	634	659	4
Total Expenses	13,136	12,637	(4)
OPERATING INCOME	1,350	1,159	16
Gains and other income, net [6]	27	8	238
Interest expense	(167)	(115)	(45)
Interest income	29	30	(3)
Equity in earnings [7]	16	6	167
INCOME BEFORE INCOME TAXES	1,255	1,088	15
Provision for income taxes	(396)	(335)	(18)
NET INCOME	$859	$753	14
EARNINGS PER SHARE
Earnings per share - basic	$3.22	$2.60	24
Earnings per share - diluted	$3.15	$2.54	24

Basic Shares	267.3	289.9
Diluted Shares	272.8	296.8

1	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, and other revenue.

2	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.

3	Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.

4
Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

5	General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.

6
Gains and other income, net includes gains and losses on the sale of real estate, the sale or other-than-temporary impairment of joint ventures and investments, and results from cost method investments.

7	Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS

	Number of Properties			Number of Rooms
Brand	December 31, 2015	December 31, 2014	vs. December 31, 2014	December 31, 2015	December 31, 2014	vs. December 31, 2014

North American - Full Service
Marriott Hotels	367	363	4	148,584	146,151	2,433
Renaissance Hotels	82	81	1	27,359	28,591	(1,232)
Autograph Collection Hotels	55	45	10	13,135	10,315	2,820
Gaylord Hotels	5	5	—	8,098	8,098	—
Delta Hotels and Resorts	36	—	36	9,385	—	9,385
The Ritz-Carlton Hotels	40	40	—	11,839	11,691	148
The Ritz-Carlton Residences	32	32	—	3,812	3,812	—
EDITION Hotels	2	1	1	568	295	273
EDITION Residences	1	1	—	25	25	—
North American - Limited Service
Courtyard	916	884	32	129,041	124,990	4,051
Residence Inn	690	668	22	84,412	81,446	2,966
TownePlace Suites	270	244	26	27,128	24,491	2,637
Fairfield Inn & Suites	761	718	43	69,970	65,969	4,001
SpringHill Suites	336	316	20	39,750	37,267	2,483
AC Hotels by Marriott[1]	5	1	4	911	220	691
International
Marriott Hotels	236	215	21	72,735	65,852	6,883
Marriott Executive Apartments	28	27	1	4,181	4,261	(80)
Renaissance Hotels	78	78	—	24,234	24,365	(131)
Autograph Collection Hotels[1]	40	30	10	9,673	7,195	2,478
Protea Hotels	102	112	(10)	9,609	10,107	(498)
The Ritz-Carlton Hotels	52	47	5	14,713	13,823	890
The Ritz-Carlton Serviced Apartments	4	4	—	579	579	—
The Ritz-Carlton Residences	8	8	—	416	416	—
Bulgari Hotels & Resorts	3	3	—	202	202	—
Bulgari Residences	1	1	—	5	5	—
EDITION Hotels	2	2	—	251	251	—
Courtyard	121	104	17	24,376	20,810	3,566
Residence Inn	7	7	—	717	717	—
Fairfield Inn & Suites	7	3	4	1,102	482	620
AC Hotels by Marriott[1]	78	76	2	9,551	9,311	240
Moxy Hotels	1	1	—	162	162	—

Timeshare[2]	58	58	—	12,807	12,866	(59)

Total Lodging	4,424	4,175	249	759,330	714,765	44,565

1	Results for all AC Hotels by Marriott properties and five Autograph Collection properties are presented in the “Equity in earnings” caption of our Consolidated Statements of Income.

2	Timeshare unit and room counts are as of January 1, 2016 and January 2, 2015, the end of Marriott Vacation Worldwide’s fourth quarter for 2015 and 2014, respectively.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
Constant $

Comparable Company-Operated International Properties[1]
	Three Months Ended December 31, 2015 and December 31, 2014
	REVPAR		Occupancy			Average Daily Rate
Region	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Caribbean & Latin America	$173.48	3.6%	70.4%	-0.2%	pts.	$246.24	3.9%
Europe	$124.79	3.1%	73.0%	-1.3%	pts.	$171.05	4.9%
Middle East & Africa	$115.31	-7.5%	62.1%	-1.4%	pts.	$185.59	-5.5%
Asia Pacific	$118.87	3.6%	76.3%	1.9%	pts.	$155.73	1.0%
Total International[2]	$127.87	2.0%	72.6%	0.1%	pts.	$176.08	1.9%
Worldwide[3]	$128.51	3.8%	71.8%	0.9%	pts.	$179.04	2.4%

Comparable Systemwide International Properties[1]
	Three Months Ended December 31, 2015 and December 31, 2014
	REVPAR		Occupancy			Average Daily Rate
Region	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Caribbean & Latin America	$140.69	2.9%	69.1%	0.3%	pts.	$203.56	2.5%
Europe	$123.88	4.1%	73.4%	-1.0%	pts.	$168.69	5.5%
Middle East & Africa	$113.95	-6.4%	62.3%	-0.9%	pts.	$182.91	-5.1%
Asia Pacific	$120.32	4.7%	76.8%	1.8%	pts.	$156.60	2.3%
Total International[2]	$124.46	3.0%	72.7%	0.2%	pts.	$171.10	2.8%
Worldwide[3]	$106.07	3.8%	70.0%	0.4%	pts.	$151.49	3.2%

1	International includes properties located outside the United States and Canada, except for Worldwide which includes the United States and Canada.

2	Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, and Fairfield Inn & Suites properties.

3
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
Constant $

Comparable Company-Operated International Properties[1]
	Twelve Months Ended December 31, 2015 and December 31, 2014
	REVPAR		Occupancy			Average Daily Rate
Region	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Caribbean & Latin America	$179.58	5.2%	72.4%	0.2%	pts.	$248.05	4.9%
Europe	$131.43	6.5%	75.9%	1.7%	pts.	$173.07	4.1%
Middle East & Africa	$110.85	0.9%	61.2%	2.7%	pts.	$181.16	-3.5%
Asia Pacific	$114.00	4.7%	74.1%	3.4%	pts.	$153.83	0.0%
Total International[2]	$128.50	5.0%	72.9%	2.3%	pts.	$176.24	1.7%
Worldwide[3]	$132.30	5.0%	74.1%	1.2%	pts.	$178.46	3.4%

Comparable Systemwide International Properties[1]
	Twelve Months Ended December 31, 2015 and December 31, 2014
	REVPAR		Occupancy			Average Daily Rate
Region	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Caribbean & Latin America	$148.86	4.1%	70.7%	0.6%	pts.	$210.46	3.3%
Europe	$124.59	6.2%	74.3%	1.5%	pts.	$167.63	4.0%
Middle East & Africa	$109.80	1.6%	61.6%	2.8%	pts.	$178.37	-3.0%
Asia Pacific	$115.77	5.5%	74.6%	3.2%	pts.	$155.24	0.9%
Total International[2]	$124.13	5.1%	72.5%	2.1%	pts.	$171.20	2.1%
Worldwide[3]	$112.25	5.2%	73.7%	0.8%	pts.	$152.30	4.1%

1	International includes properties located outside the United States and Canada, except for Worldwide which includes the United States and Canada.

2	Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, and Fairfield Inn & Suites properties.

3
Includes Marriott Hotels, Renaissance Hotels, Autograph Collection Hotels, Gaylord Hotels, The Ritz-Carlton, Bulgari, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
Constant $

Comparable Company-Operated North American Properties
	Three Months Ended December 31, 2015 and December 31, 2014
	REVPAR		Occupancy			Average Daily Rate
Brand	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Marriott Hotels	$142.24	4.7%	71.7%	1.7%	pts.	$198.43	2.2%
Renaissance Hotels	$128.00	5.2%	69.9%	1.6%	pts.	$183.01	2.9%
The Ritz-Carlton	$252.44	1.7%	69.0%	0.4%	pts.	$365.97	1.0%
Composite North American Full-Service[1]	$153.03	4.6%	71.7%	1.6%	pts.	$213.56	2.2%
Courtyard	$94.01	4.2%	69.1%	0.5%	pts.	$136.09	3.3%
SpringHill Suites	$90.38	7.3%	73.2%	3.4%	pts.	$123.41	2.2%
Residence Inn	$104.08	5.2%	75.0%	1.2%	pts.	$138.68	3.5%
TownePlace Suites	$65.29	6.9%	65.5%	0.3%	pts.	$99.71	6.5%
Composite North American Limited-Service[2]	$95.62	4.8%	70.9%	0.9%	pts.	$134.79	3.5%
Composite - All[3]	$128.82	4.6%	71.4%	1.3%	pts.	$180.54	2.7%

Comparable Systemwide North American Properties
	Three Months Ended December 31, 2015 and December 31, 2014
	REVPAR		Occupancy			Average Daily Rate
Brand	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Marriott Hotels	$119.56	4.5%	68.1%	1.0%	pts.	$175.57	2.9%
Renaissance Hotels	$112.88	5.2%	69.1%	1.0%	pts.	$163.47	3.6%
Autograph Collection Hotels	$179.82	4.3%	77.3%	3.5%	pts.	$232.58	-0.5%
The Ritz-Carlton	$252.44	1.7%	69.0%	0.4%	pts.	$365.97	1.0%
Composite North American Full-Service[4]	$130.49	4.5%	69.1%	1.2%	pts.	$188.74	2.7%
Courtyard	$91.41	3.4%	68.4%	0.1%	pts.	$133.61	3.3%
Fairfield Inn & Suites	$69.76	2.9%	65.5%	-0.3%	pts.	$106.58	3.4%
SpringHill Suites	$80.71	3.6%	70.4%	0.1%	pts.	$114.64	3.5%
Residence Inn	$102.28	4.2%	74.9%	0.2%	pts.	$136.61	4.0%
TownePlace Suites	$68.52	2.5%	69.2%	-0.3%	pts.	$99.05	3.0%
Composite North American Limited-Service[2]	$86.92	3.5%	69.6%	0.0%	pts.	$124.81	3.5%
Composite - All[5]	$102.33	4.0%	69.5%	0.4%	pts.	$147.31	3.3%

1	Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, and The Ritz-Carlton properties.

2	Includes Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

3	Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

4	Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph Collection Hotels, and The Ritz-Carlton properties.

5
Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph Collection Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
Constant $

Comparable Company-Operated North American Properties
	Twelve Months Ended December 31, 2015 and December 31, 2014
	REVPAR		Occupancy			Average Daily Rate
Brand	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Marriott Hotels	$147.33	4.7%	75.4%	0.6%	pts.	$195.28	3.8%
Renaissance Hotels	$136.91	5.5%	75.2%	0.8%	pts.	$182.13	4.4%
The Ritz-Carlton	$259.41	2.7%	72.1%	-0.1%	pts.	$359.92	2.9%
Composite North American Full-Service[1]	$157.10	4.3%	74.9%	0.6%	pts.	$209.72	3.5%
Courtyard	$101.18	6.3%	72.8%	0.7%	pts.	$139.08	5.2%
SpringHill Suites	$95.21	7.5%	76.0%	1.6%	pts.	$125.24	5.1%
Residence Inn	$112.33	6.5%	78.5%	0.4%	pts.	$143.14	6.0%
TownePlace Suites	$74.83	8.3%	72.7%	0.1%	pts.	$102.99	8.2%
Composite North American Limited-Service[2]	$102.76	6.5%	74.5%	0.7%	pts.	$137.92	5.5%
Composite - All[3]	$134.18	5.0%	74.7%	0.6%	pts.	$179.53	4.2%

Comparable Systemwide North American Properties
	Twelve Months Ended December 31, 2015 and December 31, 2014
	REVPAR		Occupancy			Average Daily Rate
Brand	2015	vs. 2014	2015	vs. 2014		2015	vs. 2014
Marriott Hotels	$127.52	5.0%	72.6%	0.6%	pts.	$175.53	4.2%
Renaissance Hotels	$121.20	5.4%	73.9%	0.8%	pts.	$164.02	4.3%
Autograph Collection Hotels	$178.16	3.5%	77.5%	1.1%	pts.	$229.90	1.9%
The Ritz-Carlton	$259.41	2.7%	72.1%	-0.1%	pts.	$359.92	2.9%
Composite North American Full-Service[4]	$136.95	4.6%	73.1%	0.6%	pts.	$187.40	3.8%
Courtyard	$99.88	6.1%	73.1%	0.8%	pts.	$136.58	5.0%
Fairfield Inn & Suites	$76.70	4.7%	70.6%	0.3%	pts.	$108.71	4.2%
SpringHill Suites	$88.80	5.2%	74.8%	0.3%	pts.	$118.64	4.8%
Residence Inn	$110.75	5.5%	79.4%	0.1%	pts.	$139.51	5.3%
TownePlace Suites	$76.15	5.0%	74.8%	0.3%	pts.	$101.83	4.6%
Composite North American Limited-Service[2]	$94.99	5.6%	74.4%	0.5%	pts.	$127.65	4.9%
Composite - All[5]	$109.83	5.2%	73.9%	0.5%	pts.	$148.53	4.5%

1	Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, and The Ritz-Carlton properties.

2	Includes Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

3	Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

4	Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph Collection Hotels, and The Ritz-Carlton properties.

5
Includes Marriott Hotels, Renaissance Hotels, Gaylord Hotels, Autograph Collection Hotels, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
($ in millions)

	Fiscal Year 2015
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income	$207	$240	$210	$202	$859
Interest expense	36	42	43	46	167
Tax provision	100	115	99	82	396
Depreciation and amortization	32	32	31	32	127
Depreciation classified in Reimbursed costs	14	14	15	15	58
Interest expense from unconsolidated joint ventures	1	0	1	0	2
Depreciation and amortization from unconsolidated joint ventures	3	2	3	2	10
EBITDA **	393	445	402	379	1,619

EDITION impairment charge	12	—	—	—	12
Loss (gain) on dispositions of real estate	—	22	—	(7)	15
Gain on redemption of preferred equity ownership interest	—	(41)	—	—	(41)
Share-based compensation (including share-based compensation reimbursed by third-party owners)	24	31	29	29	113
Adjusted EBITDA **	$429	$457	$431	$401	$1,718

Increase over 2014 Quarterly Adjusted EBITDA **	27%	12%	10%	4%	13%

	Fiscal Year 2014
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income	$172	$192	$192	$197	$753
Interest expense	30	30	29	26	115
Tax provision	59	93	98	85	335
Depreciation and amortization	26	32	33	32	123
Depreciation classified in Reimbursed costs	12	13	13	13	51
Interest expense from unconsolidated joint ventures	1	1	—	1	3
Depreciation and amortization from unconsolidated joint ventures	4	3	1	2	10
EBITDA **	304	364	366	356	1,390

EDITION impairment charge	10	15	—	—	25
Share-based compensation (including share-based compensation reimbursed by third-party owners)	25	29	27	28	109
Adjusted EBITDA **	$339	$408	$393	$384	$1,524

**	Denotes non-GAAP financial measures. Please see page A-12 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FULL YEAR FORECAST
FORECASTED 2016
($ in millions)

	Range
	Estimated EBITDA Fiscal Year 2016		As Reported Fiscal Year 2015
Net income	$921	$965	$859
Interest expense	200	200	167
Tax provision	439	460	396
Depreciation and amortization	130	130	127
Depreciation classified in Reimbursed costs	60	60	58
Interest expense from unconsolidated joint ventures	5	5	2
Depreciation and amortization from unconsolidated joint ventures	10	10	10
EBITDA **	1,765	1,830	1,619

EDITION impairment charge	—	—	12
Loss (gain) on dispositions of real estate	—	—	15
Gain on redemption of preferred equity ownership interest	—	—	(41)
Share-based compensation (including share-based compensation reimbursed by third-party owners)	120	120	113
Adjusted EBITDA **	$1,885	$1,950	$1,718

Increase over 2015 Adjusted EBITDA**	10%	14%

**	Denotes non-GAAP financial measures. See page A-12 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED OPERATING INCOME MARGIN
FULL YEAR 2015
($ in millions)

	Fiscal Year 2015	Fiscal Year 2014

Total revenues, as reported	$14,486	$13,796
Less: cost reimbursements	(11,630)	(11,055)
Total revenues, as adjusted **	$2,856	$2,741

Operating income	$1,350	$1,159

Adjusted operating income margin**	47%	42%

**	Denotes non-GAAP financial measures. Please see page A-12 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
RETURN ON INVESTED CAPITAL
($ in millions)

The reconciliation of net income to earnings before interest expense and taxes is as follows:
	Twelve Months Ended December 31, 2015
Net income	$859
Interest expense	167
Tax provision	396
Earnings before interest expense and taxes **	$1,422

The reconciliations of assets to invested capital are as follows:
	December 31, 2015	December 31, 2014
Assets	$6,082	$6,855
Less: current liabilities, net of current portion of long-term debt	(2,933)	(2,714)
Less: deferred tax assets	(672)	(841)
Invested capital **	$2,477	$3,300

Average invested capital [1] **	$2,889

Return on invested capital **	49.2%

[1]	Calculated as “Invested capital” for December 31, 2015 and December 31, 2014, divided by two.

** Denotes non-GAAP financial measures. See page A-12 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Earnings Before Interest Expense and Taxes (“EBIT”), and Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). EBIT and Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) are financial measures not required by, or presented in accordance with GAAP. EBIT, which we use as part of our return on invested capital calculation, reflects net income excluding the impact of interest expense and provision for income taxes, and EBITDA reflects EBIT excluding the impact of depreciation and amortization. Our non-GAAP measure of Adjusted EBITDA further adjusts EBITDA to exclude (1) the $41 million pre-tax preferred equity investment gain in the 2015 second quarter, the $22 million pre-tax expected loss on dispositions of real estate in the 2015 second quarter, and the $7 million reversal of a portion of the pre-tax loss on disposition upon sale of one property in the 2015 fourth quarter, all of which we recorded in the “Gains and other income, net” caption of our Condensed Consolidated Statements of Income (our “Income Statements”); (2) the pre-tax EDITION impairment charges of $12 million in the 2015 first quarter, $10 million in the 2014 first quarter, and $15 million in the 2014 second quarter, which we recorded in the “Depreciation, amortization, and other” caption of our Income Statements following an evaluation of our EDITION hotels and residences for recovery; and (3) share-based compensation expense for all periods presented.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing core operations before these items and facilitates our comparison of results before these items with results from other lodging companies. We use Adjusted EBITDA to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry, and analysts, lenders, investors, and others use EBITDA or Adjusted EBITDA for similar purposes. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense which we report under “Depreciation, amortization, and other” as well as depreciation included under “Reimbursed costs” in our Income Statements, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We also excluded share-based compensation expense in all periods presented in order to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted.

EBIT and Adjusted EBITDA have limitations and should not be considered in isolation or as substitutes for performance measures calculated under GAAP. These non-GAAP measures exclude certain cash expenses that we are obligated to make. In addition, other companies in our industry may calculate Adjusted EBITDA differently than we do or may not calculate it at all, limiting the usefulness of Adjusted EBITDA as a comparative measure.

Adjusted Operating Income Margin Excluding Cost Reimbursements. Cost reimbursements revenue represents reimbursements we receive for costs we incur on behalf of managed and franchised properties and relates, predominantly, to payroll costs at managed properties where we are the employer, but also includes reimbursements for other costs, such as those associated with our rewards programs. As we record cost reimbursements based on the costs we incur with no added markup, this revenue and the related expense have no impact on either our operating income or net income because cost reimbursements revenue net of reimbursed costs expense is zero. In calculating adjusted operating income margin, we consider total revenues, as adjusted to exclude cost reimbursements, to be meaningful metrics as they represent that portion of revenue and operating income margin that allows for period-over-period comparisons.

Return on Invested Capital (“ROIC”). We calculate ROIC as EBIT divided by average invested capital. We consider ROIC to be a meaningful indicator of our operating performance, and we evaluate ROIC because it measures how effectively we use the money we invest in our operations. We calculate invested capital by deducting from total assets: (1) current liabilities, as we intend to satisfy them in the short term, net of current portion of long-term debt, as the numerator of the calculation excludes interest expense; and (2) deferred tax assets because the numerator of the calculation is a pre-tax amount.